Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed
EXECUTION VERSION
GUARANTY
This GUARANTY, dated as of January 25, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made by LD HOLDINGS GROUP LLC (the “Guarantor”), in favor of NOMURA CORPORATE FUNDING AMERICAS, LLC (the “Buyer”). Unless otherwise defined herein, terms defined in the Repurchase Agreements (as defined below) and used herein shall have the meanings given to them in the Repurchase Agreements, as the case may be.
RECITALS
WHEREAS, pursuant to (i) the Master Repurchase Agreement, dated as of January 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Repurchase Agreement”), between LOANDEPOT.COM, LLC, as seller (the “Seller”) and Buyer, (ii) the Master Repurchase Agreement, dated as of January 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-SAVF1 Repurchase Agreement”), between Seller and Buyer, and (iii) the Master Repurchase Agreement, dated as of January 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-PIAVF1 Repurchase Agreement,” and collectively with the Series 2017-VF1 Repurchase Agreement and the Series 2021-SAVF1 Repurchase Agreement, the “Repurchase Agreements” and each individually, a “Repurchase Agreement”), between Seller and Buyer, Buyer may agree, from time to time to enter into Transactions with Seller, upon the terms and subject to the conditions set forth in each Repurchase Agreement;
WHEREAS, it is a condition precedent to Buyer entering into Transactions with Seller under each Repurchase Agreement that Guarantor shall have executed and delivered this Guaranty to Buyer.

NOW, THEREFORE, in consideration of the premises and to induce Buyer to enter into the Repurchase Agreements and engage in Transactions with Seller, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor, intending to be legally bound, agrees as follows.
1.Guaranty.
(a)The Guarantor hereby (i) fully, irrevocably and unconditionally guarantees the due and punctual payment of any and all Obligations (as defined in the relevant Repurchase Agreement) of the Seller owed to the Buyer under each Repurchase Agreement and (ii) acknowledges that any and all amounts payable by the Guarantor hereunder shall be pari passu with all other senior unsecured debt of the Guarantor.
(b)The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable and documented fees and disbursements of counsel, which with respect to entering into this Guaranty and each other Program Agreement shall not exceed the Legal Expense Cap), which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or
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collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.
(c)This is a continuing Guaranty and a guaranty of payment (not merely of collection), and it shall remain in full force and effect until all amounts payable by the Seller to the Buyer under each Repurchase Agreement have been validly, finally and irrevocably paid in full and shall not be affected in any way by the absence of any action to obtain those amounts from the Seller or any other guarantor or surety or to proceed against any other security provided by the Seller or any other person or entity.
(d)The Guarantor hereby agrees that it shall not be necessary, as a condition precedent to enforcement of this Guaranty, that a suit first be instituted against the Seller or that any rights or remedies first be exhausted against the Seller and the Guarantor hereby waives diligence, presentment, demand on the Seller for payment or otherwise, filing of claims, requirement of a prior proceeding against the Seller and protest or notice, except as may be provided for in each Repurchase Agreement with respect to amounts payable by the Seller.
(e)The Guarantor agrees that, except by the complete and irrevocable payment of all amounts payable by the Seller under each Repurchase Agreement, its obligations under this Guaranty shall be unconditional and this Guaranty shall not be subject to any defense of set-off, counterclaim, recoupment or termination or discharge whatsoever by reason of the invalidity, illegality or unenforceability of any obligations under this Guaranty or any other defense that constitutes a legal or equitable discharge or defense of a guarantor or surety in its capacity as such irrespective of the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Seller or by any other circumstance, including, without limitation (i) assertions of amendment, waivers or forbearance affecting any Repurchase Agreement or the related collateral; (ii) the Seller’s lack of authorization to enter into any Repurchase Agreement or its disability or bankruptcy; (iii) incomplete performance of any Repurchase Agreement; (iv) delay by the Buyer in making a claim; (v) lack of complete disclosure of matters relevant to the Guarantor; and (vi) failure to notify the Guarantor.
(f)If at any time payment under any Repurchase Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Seller or the Guarantor or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made.
(g)So long as any amount payable by the Seller in connection with any Repurchase Agreement is overdue and unpaid, the Guarantor shall not exercise any right of subrogation. If at any time when any amount is overdue and unpaid the Guarantor receives any amount as a result of any action against the Seller or any of its property or assets or otherwise for or on account of any payment made by the Guarantor under this Guaranty, the Guarantor shall forthwith pay that amount received by it, to the extent necessary to satisfy any such amount overdue and unpaid, to the Buyer, to be credited and applied against the amount so payable by the Seller and until payment is made to the Buyer the Guarantor shall hold such amounts in trust for the Buyer.

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(h)If the Seller merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by the Seller under each Repurchase Agreement to the extent such amounts are not paid when due by the Seller.
(i)The Guarantor agrees that upon Guarantor making any payment to the Buyer on account of the Guarantor’s liability hereunder, the Guarantor will promptly notify the Buyer in writing (which may be by email) that such payment was made under this Guaranty for such purpose. Any such notice shall be sent to Buyer at the address(es) specified in Section 11.05 of the relevant Repurchase Agreement.
2.Payments Free and Clear. Amounts due under this Guaranty shall be paid free and clear of all taxes, assessments or governmental charges payable by deduction or withholding from payment of amounts due under this Guaranty, except for (i) any tax, assessment or governmental charge that the Seller would have been permitted to withhold or deduct, and would not have been required to gross-up or otherwise reimburse the Buyer, in accordance with the terms of the guaranteed obligations, or (ii) any tax, assessment or other governmental charge that would not have been imposed but for the failure by the Buyer to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States if compliance is required as a precondition to exemption from such tax, assessment or other governmental charge. If the Buyer should receive or be granted a credit against or remission for such taxes, assessments or governmental charges it will, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Guarantor such amount as it has concluded to be allocable to the relevant tax, assessment or governmental charge and any such reimbursement shall be conclusive evidence of the amount due to the Guarantor.
3.Remedies. The rights and remedies provided for in this Guaranty are in addition to and not exclusive of any rights and remedies available to the Buyer by law in respect of this Guaranty. A failure or delay in exercising any right, power or privilege in respect of this Guaranty will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege. If any amount payable by the Guarantor under this Guaranty is not paid when due, the Buyer may, without notice or demand of any kind, appropriate and apply toward the payment of any such amount any property, balance, credit, deposit account or money of the Guarantor (in any currency) that for any purpose is in the possession or control of the Buyer or any of its Affiliates (or any of its or their respective branches or offices). The Buyer shall be entitled to apply any amount received by it from any source, including the Guarantor, in respect of the Seller’s obligations under each Repurchase Agreement to the discharge of those obligations in such order as the Buyer may from time to time elect in its sole discretion.
4.Representations, Warranties and Covenants. The Guarantor hereby makes to the Buyer the following representations and warranties:
(a)The Guarantor is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing;

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(b)The Guarantor has the power to execute this Guaranty and any other documentation relating to this Guaranty to which it is a party, to deliver this Guaranty and any other documentation relating to this Guaranty that it is required by this Guaranty to deliver and to perform its obligations under this Guaranty and has taken all necessary action to authorize such execution, delivery and performance;
(c)Such execution delivery and performance do not violate or conflict with any law applicable to the Guarantor, any provision of its constitutional documents, any applicable rule or regulation, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, any indenture, loan agreement, warehouse line of credit, repurchase agreement, mortgage, deed of trust, Ginnie Mae Contract or any other material contractual obligation of Guarantor, Seller or Issuer;
(d)The Guarantor’s obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms;
(e)This Guaranty is not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Guarantor’s creditors. Guarantor is solvent and will not be rendered insolvent by any Transaction and will not be left with an unreasonably small amount of capital with which to engage in its business. Guarantor has received reasonably equivalent value in exchange for entering into this Guaranty;
(f)No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Guarantor of this Guaranty or for the legality, validity or enforceability hereof or thereof; and
(g)Neither Guarantor nor Seller, nor any of the Seller's Subsidiaries, is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
    In addition, on and as of the date of this Guaranty and on each day until this Guaranty and the Repurchase Agreements are no longer in force, Guarantor covenants as follows:
(a)Guarantor shall preserve and maintain its legal existence.
(b)(g)    Neither Guarantor nor Seller, nor any of the Seller's Subsidiaries, shall be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(c)Neither Guarantor nor any of its Affiliates, officers, directors, partners or members shall be a Prohibited Person.
5.Amendments, Waivers, Notices. Any amendments, waivers and modifications of or to any provision of this Guaranty and any consent to departure by the Guarantor from the terms of this Guaranty shall be in writing and signed and delivered by the Buyer and the Guarantor. Any such waiver or consent shall be effective only in the

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specific instance and for the purpose for which it is given. No failure or delay by the Buyer in exercising any right, power or privilege in respect of this Guaranty will be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. Any notice or communication to the Guarantor shall be sent to its address for notices set forth below, or such other address as may be specified by written notice from time to time, and any notice or communication to the Buyer shall be sent to its address for notices set forth in each Repurchase Agreement, or such other address as may be specified by written notice from time to time.
6.Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set off or application of funds of Guarantor by Buyer, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against Seller or any collateral security or guarantee or right of offset held by Buyer for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Seller in respect of payments made by Guarantor hereunder, until all amounts owing to Buyer on account of the Obligations are paid in full and the Repurchase Agreements are terminated. Guarantor hereby subordinates all of its subrogation rights against Seller to the full payment of the Obligations due Buyer under the Repurchase Agreement for a period of ninety-one (91) days following the final payment of the last of all of the Obligations under the Repurchase Agreements. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Buyer may determine.
7.Event of Default. If an Event of Default under any Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and the Buyer, the Obligations may be declared by Buyer to be due in accordance with the terms of the applicable Repurchase Agreement for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Seller and that, in the event of any such declaration, upon receipt of such declaration in writing from Buyer, such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.
8.Reinstatement. The obligations of Guarantor under this Guaranty, and this Guaranty, shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

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9.Intent. The Guarantor intends that this Guaranty constitute a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code, and the Buyer’s right to exercise any other remedies hereunder is a contractual right to cause the liquidation, termination or acceleration of such Transactions as described in Sections 741(7)(A), 101(47), 555, 559, 362(b)(6) and 362(b)(7) of the Bankruptcy Code when relating to a “repurchase agreement” and “securities contract” and Sections 101(38A)(A), 561 and 362(b)(27) of the Bankruptcy Code when relating to “a master netting agreement.”. The parties further agree not to challenge, and hereby waives to the fullest extent available under applicable law their rights to challenge, the characterization of this Guaranty, the Repurchase Agreements or any Transaction under the Repurchase Agreements as a “master netting agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.
10.Binding Effect; Assignment. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of and be binding upon the Guarantor and the Buyer and their respective successors and permitted assigns. The Guarantor shall not assign its obligations under this Guaranty without the prior written consent of Buyer.
11.Governing Law; Jurisdiction; Etc. THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties irrevocably submit to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, for purposes of any action or proceeding relating to this Guaranty. Each of the parties irrevocably waives, to the fullest extent permitted by law, any defense or objection it may have that any such action or proceeding in any such court has been brought in an inconvenient forum.
12.Term. This Guaranty shall remain in full force and effect until the obligations under each Repurchase Agreement are paid in full and each Repurchase Agreement is terminated or upon mutual agreement of the Guarantor and the Buyer.
13.Electronic Signatures. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterparty of a signature page to this Guaranty by facsimile or other electronic means shall be effective as delivery of a manually executed counterparty of this Guaranty. The parties agree that this Guaranty or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Guaranty may be accepted,

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executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Administrative Agent in its sole discretion.
14.Headings. The section headings in this Guaranty are for convenience of reference only and shall not affect the meaning or construction of any provision of this Guaranty.
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IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty with effect from the date first written above.

LD HOLDINGS GROUP LLC

By:/s/ David Hayes
Name: David Hayes
Title: CFO
Address for Notices:
LD Holdings Group LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: [***]
Phone Number: [***]
Email: [***]

With copies to:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: [***]
Email: [***]

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: General Counsel
Email: [***]

[Signature Page to Guaranty]